Exhibit 15.1

HAN KUN LAW OFFICES

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500 ; FAX: (86 10) 852 5-5511/ 5522

Date: April 26, 2018

Secoo Holding Limited

15/F, Building C, Galaxy SOHO,

Chaonei Street, Dongcheng District,

Beijing 10000

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in Secoo Holding Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2017, which will be filed by Secoo Holding Limited on April 26, 2018 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Han Kun Law Offices
HAN KUN LAW OFFICES